Exhibit 107

Calculation of Filing Fee Tables

Form S-4

(Form Type)

GOLDENSTONE ACQUISITION LIMITED

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title(1)	Fee Calculation or Carry Forward Rule	Amount Registered		Proposed Maximum Offering Price Per Security		Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	Equity	Common Stock, $0.0001 par value per share	457(f)	14,500,000	(2)	—		$3,092.34	(3)	$0.0001531	$0.47
	Equity	Common Stock	457(f)	3,442,121	(4)	11.29	(5)	38,861,546.10		0.0001531	5,949.70
	Equity	Rights	457(g)	6,101,250	(6)	—		—		0.0001531	—
	Equity	Common Stock Underlying the Rights	457(g)	610,125	(7)	11.29	(5)	6,888,311.25		0.0001531	1,054.60
	Equity	Warrants	457(f)	6,101,250	(8)	0.02195	(9)	133,922.44		0.0001531	20.51
	Other	Unit Purchase Option	Other	1	(10)	100.00		100.00		0.0001531	0.02
		Units underlying Unit Purchase Option		270,250		11.00	(11)	2,972,750		0.0001531	455.13
		Common Stock underlying Unit Purchase Option		270,250		—		—		—	—
		Warrants underlying Unit Purchase Option		270,250		—		—		—	—
		Rights underlying Unit Purchase Option		270,250		—		—		—	—
		Shares of Common Stock underlying Rights in Unit Purchase Option		27,025		11.00	(11)	297,025		0.0001531	45.47
Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A				N/A			N/A	N/A	N/A	N/A	N/A
	Total Offering Amounts							$49,156,747.10			$7,525.90
	Total Fees Previously Paid
	Total Fee Offsets										1,003.73
	Net Fee Due										$6,522.17

Table 2 Fee Offset Claims and Sources

	Registrant or Filed Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claim	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Aggregate Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Fee Offsets Claimed(12)	Goldenstone Acquisition Limited	S-1	333-257209	6/21/21	6/21/21	627.33	Equity	Common Stock	$5,750,000	627.33
Fee Offsets Claimed(13)	Goldenstone Acquisition Limited	S-1	333-257209	6/21/21	6/21/21	32.43	Equity	Common Stock	$297,275	31.37
Fee Offsets Claimed(14)	Goldenstone Acquisition Limited	S-1	333-257209	6/21/21	6/21/21				3,162,250	345.03

(1)	Pursuant to Rule 416, there are also being registered an indeterminate number of additional securities as may be issued to prevent dilution resulting from shares splits, share capitalizations or similar transactions.

(2)	Consists of (i) 13,000,000 shares of common stock, par value $0.0001 per share (“Common Stock”), of Goldenstone Acquisition Limited (“Goldenstone”), a Delaware corporation to be issued to the stockholders of Infintium Fuel Cell Systems, Inc. (“Infintium”), a Delaware corporation pursuant to the terms of the Business Combination Agreement, dated as of June 26, 2024 (the “Business Combination Agreement”) by and among Goldenstone, Infintium, Pacifica Acquisition Corp., a wholly owned subsidiary of Goldenstone and Yan (Chris) Feng, solely in his capacity as representative of the stockholders; and (ii) 1,500,000 shares of Common Stock that may be issued if certain earn-out targets are achieved post-closing.

(3)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(f)(2) under the Securities Act. Infintium is a private company, no market exists for its securities, and it has an accumulated deficit as of September 30, 2024. The maximum aggregate offering price is equal to one-third of the aggregate par value of $9,277 as of September 30, 2024.

(4)	Calculated pursuant to Rule 457 under the Securities Act by calculating the product of (i) the maximum aggregate offering price and (ii) 0.0001531.

(5)	Represents the total number of shares of Common Stock of Goldenstone outstanding as of immediately prior to the closing of the Business Combination. Pursuant to Rule 145(a), the completion of the Business Combination is deemed to be an offer or sale of the securities in the combined company to the securityholders of Goldenstone.

(6)	Represents the total number of Rights of Goldenstone outstanding as of immediately prior to the closing of the Business Combination. Pursuant to Rule 145(a), the completion of the Business Combination is deemed to be an offer or sale of the securities in the combined company to the securityholders of Goldenstone.

(7)	Represents the total number of shares of Common Stock of Goldenstone that will be issued upon conversion of the rights upon the closing of the Business Combination

(8)	Represents the total number of warrants of Goldenstone outstanding as of immediately prior to the closing of the Business Combination which may be deemed to be converted into shares of the combined company.

(9)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(f)(1) and Rule 457(c) based on the average of the high and low prices for the Goldenstone Warrants on the Nasdaq Capital Market on January 27, 2025 of $0.02195.

(10)	The unit purchase option of Goldenstone (the “Goldenstone UPO”) entitles the holder to purchase 270,250 units of Goldenstone with unit consisting of one share of Common Stock, one warrant and one right to receive one-tenth (1/10) of one share of Common Stock. The Goldenstone UPO will be exercisable at any time, in whole or in part, between the close of the Business Combination and fifth anniversary of the date of the Business Combination at a price per unit equal to $11.00. Pursuant to Rule 145(a), the completion of the Business Combination is deemed to be an offer or sale of the securities in the combined company to the securityholders of Goldenstone.

(11)	Represents the per unit purchase price.

(12)	The Registrant paid a registration fee of $627.33 in connection with the registration of 575,000 shares of Common Stock registered under the Registration Statement on Form S-1, filed on June 21, 2021 (File No. 333-257209) (as amended, the “Form S-1”). The offering under the Form S-1 has terminated. The 575,000 shares of Common Stock registered under the Form S-1 that remain unsold are being registered under this registration statement. In accordance with Rule 457(p) under the Securities Act, the total amount of the registration fee due upon the filing of this registration statement was offset by $627.33.

(13)	The Registrant paid a registration fee of $31.37 in connection with the registration of 28,750 shares of Common Stock registered under the Registration Statement on the Form S-1. The offering under the Form S-1 has terminated. The 1,380,000 shares of Common Stock registered under the Form S-1 that remain unsold are being registered under this registration statement. In accordance with Rule 457(p) under the Securities Act, the total amount of the registration fee due upon the filing of this registration statement was offset by $31.37.

(14)	The Registrant paid a registration fee of $345.03 in connection with the registration of 287,500 units under the Form S-1. The offering under the Form S-1 has terminated. The 287,500 units that remain unsold are being registered under this registration statement. In accordance with Rule 457(p) under the Securities Act, the total amount of the registration fee due upon the filing of this registration statement was offset by $345.03.